For Immediate Release

Hagerty Reports Second Quarter 2025 Results
Increases 2025 Outlook for Revenue and Profit Growth

•The Company increased its full year 2025 outlook for Total Revenue growth to 13-14%, Net Income growth of 43-53%, and Adjusted EBITDA growth of 30-38%
•Second quarter 2025 Total Revenue increased 18% year-over-year to $368.7 million, and year-to-date 2025 Total Revenue increased 18% to $688.3 million
•Second quarter 2025 Written Premium increased 11% year-over-year to $356.0 million, and year-to-date 2025 Written Premium increased 11% to $600.3 million
•Second quarter 2025 Marketplace revenue increased 327% year-over-year to $26.8 million, and year-to-date 2025 Marketplace revenue increased 232% to $55.8 million
•Second quarter 2025 Operating Income increased 25% year-over-year to $47.7 million, and year-to-date 2025 Operating Income increased 46% to $73.4 million
•Second quarter 2025 Net Income increased 11% year-over-year to $47.2 million, and year-to-date 2025 Net Income increased 46% to $74.5 million
•Second quarter 2025 Adjusted EBITDA increased 20% year-over-year to $63.7 million, and year-to-date 2025 Adjusted EBITDA increased 28% to $103.4 million
•Second quarter 2025 Basic and Diluted Earnings Per Share was $0.09, and year-to-date 2025 Basic and Diluted Earnings Per Share was $0.16
•The Company announced a non-binding LOI for a new fronting arrangement with Markel that would result in Hagerty controlling 100% of the premium as of January 1, 2026

TRAVERSE CITY, Michigan, August 4, 2025 /PRNewswire/ – Hagerty, Inc. (NYSE: HGTY), an automotive enthusiast brand and leading specialty vehicle insurance provider, announced today financial results for the three and six months ended June 30, 2025.

“We delivered solid results during the first half of 2025 with revenue growth of 18%, net income gains of 46%, and Adjusted EBITDA gains of 28%. We continued to expand our margins while making large investments in future growth, including rolling out State Farm Classic+, launching our Enthusiast+ product, building our European Marketplace team, and investing in the technology that will enable further margin expansion as we scale up over the coming years,” said McKeel Hagerty, Chief Executive Officer and Chairman of Hagerty.

“Given our first half results and strong business momentum, we have increased our 2025 revenue growth outlook to 13-14% as we help car enthusiasts protect, buy and sell, and enjoy their special vehicles. Margins are expanding faster than expected in our original outlook, and we now expect to deliver net income growth of 43-53% in 2025. We are well positioned for accelerating rates of top and bottom line growth as we move into 2026, including the recently announced evolution of our partnership with Markel that would result in Hagerty controlling 100% of the premium next year,” added Mr. Hagerty.

SECOND QUARTER AND YTD 2025 FINANCIAL HIGHLIGHTS

•Second quarter 2025 Total Revenue increased 18% year-over-year to $368.7 million, and year-to-date 2025 Total Revenue increased 18% year-over-year to $688.3 million
•Second quarter 2025 Written Premium increased 11% year-over-year to $356.0 million, and year-to-date 2025 Written Premium increased 11% year-over-year to $600.3 million
•Second quarter 2025 Commission and fee revenue increased 11% year-over-year to $143.3 million, and year-to-date 2025 Commission and fee revenue increased 12% year-over-year to $243.6 million
•Policies in Force Retention was 88.7% as of June 30, 2025 compared to 88.7% in the prior year period, and total insured vehicles increased 6% year-over-year to 2.7 million
•Second quarter 2025 Loss Ratio was 42.3% including 1.6% of impact from catastrophe losses, compared to 41.1% in the prior year period. Year-to-date 2025 Loss Ratio was 42.2% including 4.1% of impact from catastrophe losses, compared to 41.1% in the prior year period
•Second quarter 2025 Earned Premium increased 13% year-over-year to $177.8 million, and year-to-date 2025 Earned Premium increased 12% year-over-year to $347.1 million
•Second quarter 2025 Membership, marketplace and other revenue increased 78% year-over-year to $47.6 million, and year-to-date 2025 Membership, marketplace and other revenue increased 68% year-over-year to $97.6 million
•Second quarter 2025 Marketplace revenue increased 327% year-over-year to $26.8 million, and year-to-date 2025 Marketplace revenue increased 232% year-over-year to $55.8 million
◦The increase was primarily due to a higher level of inventory sales as well as our inaugural European auction at Concorso d’Eleganza Villa d’Este in May
•Second quarter 2025 Membership revenue increased 11% year-over-year to $15.7 million, and year-to-date 2025 Membership revenue increased 12% year-over-year to $31.0 million
◦Hagerty Drivers Club (HDC) paid members increased 6% year-over-year to approximately 908,000 compared to 854,000
•Second quarter 2025 Operating Income increased 25% year-over-year to $47.7 million, and year-to-date 2025 Operating Income increased 46% year-over-year to $73.4 million
•Second quarter 2025 Operating Income margin increased by 70 bps, and year-to-date 2025 Operating Income margin increased by 210 bps compared to the prior year periods
◦Year-to-date 2025 General and administrative expenses increased 8.5% due primarily to an increase in software-related costs, and Salary and benefits increased 8.2% due to merit increases and higher headcount
•Second quarter 2025 Depreciation and amortization was $8.8 million compared to $10.0 million in the prior year period, and year-to-date 2025 depreciation and amortization was $18.3 million compared to $20.6 million in the prior year period
•Second quarter 2025 Net Income increased 11% year-over-year to $47.2 million, and year-to-date 2025 Net Income increased 46% year-over-year to $74.5 million
•Second quarter 2025 Net Income included $5.7 million of interest and other income (expense), which included $10.7 million in interest and investment income, partially offset by $2.0 million of interest expense and a $3.1 million increase in our TRA liability

•Year-to-date 2025 Net Income included $12.7 million of interest and other income (expense), which included $19.5 million in interest and investment income, partially offset by $3.9 million of interest expense and a $3.1 million increase in our TRA liability
•Second quarter 2025 Adjusted EBITDA (a non-GAAP measure) increased 20% year-over-year to $63.7 million, and year-to-date 2025 Adjusted EBITDA increased 28% year-over-year to $103.4 million
•Second quarter 2025 Basic and Diluted Earnings Per Share was $0.09, and year-to-date 2025 Basic and Diluted Earnings Per Share was $0.16
•Second quarter 2025 Adjusted Earnings Per Share (a non-GAAP measure) was $0.13, and year-to-date 2025 Adjusted Earnings Per Share was $0.21
•The Company ended the quarter with $140.3 million of unrestricted cash and $176.1 million of total debt, $38.9 million of which is back leverage for Broad Arrow Capital’s portfolio of loans collateralized by collector cars
The definitions and reconciliations of non-GAAP financial measures are provided under the heading Key Performance Indicators and Certain Non-GAAP Financial Measures at the end of this press release.

2025 OUTLOOK - SUSTAINED REVENUE GROWTH AND MARGIN EXPANSION
We believe 2025 is on track to be another year of strong profit growth for Hagerty as our team executes on our long-term plan to create value for stakeholders by delivering high rates of compounding revenue growth through investing in our long-term competitive advantages. In 2025, these investments aggregate to $20 million of elevated spend, primarily in our new technology platform, Duck Creek. Duck Creek will help us efficiently grow our business over the coming years. We remain focused on growing our Insurance, Membership and Marketplace businesses, positioning us to deliver sustained, compounding profit growth over the coming years, and fund our purpose to save driving and fuel car culture for future generations.

•For full year 2025, Hagerty anticipates:
◦Written Premium growth of 13-14%
◦Total Revenue growth of 13-14%
◦Net Income growth of 43-53%
◦Adjusted EBITDA growth of 30-38%

		Prior 2025 Outlook[1] ($)		Revised 2025 Outlook ($)
in thousands	2024 Results	Low End	High End	Low End	High End
Total Written Premium	$1,044,492	$1,180,000	$1,191,000	$1,180,000	$1,191,000
Total Revenue	$1,200,038	$1,344,000	$1,356,000	$1,356,000	$1,368,000
Net Income[2,4]	$78,303	$102,000	$110,000	$112,000	$120,000
Adjusted EBITDA[3,4]	$124,473	$150,000	$160,000	$162,000	$172,000

1    Prior 2025 Outlook shared on the Company’s first quarter earnings call on May 7th, 2025.
2    Fully diluted share count of approximately 361 million shares including Class A Common Stock, Class V Common Stock, Series A Convertible Preferred Stock, and share-based compensation awards.
3    See Non-GAAP Financial Measures below for additional information regarding this non-GAAP financial measure.
4    Profit ranges incorporate $20 million of elevated technology investments in 2025, as well as approximately $10 million pre-tax impact from the Southern California wildfires.

Conference Call Details

Hagerty will hold a conference call to discuss the financial results today at 10:00 am Eastern Time. A webcast of the conference call, including its Investor Presentation highlighting second quarter 2025 financial results, will be available on Hagerty’s investor relations website at investor.hagerty.com. The dial-in for the conference call is (877) 423-9813 (toll-free) or (201) 689-8573 (international). Please dial the number 10 minutes prior to the scheduled start time.

A webcast replay of the call will be available at investor.hagerty.com following the call.

Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements" within the meaning of the federal securities laws. All statements provided, other than statements of historical fact, are forward-looking statements, including those regarding Hagerty’s future operating results and financial position, Hagerty’s business strategy and plans, products, services, and technology implementations, market conditions, growth and trends, expansion plans and opportunities, and Hagerty’s objectives for future operations. The words "anticipate," "believe," "envision," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," "ongoing," "contemplate," and similar expressions, and the negative of these expressions, are intended to identify forward-looking statements.

Hagerty has based these forward-looking statements largely on current expectations about future events, which may not materialize. Actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. These factors include, among other things, Hagerty’s ability to: (i) compete effectively within our industry and attract and retain our insurance policyholders and paid Hagerty Drivers Club ("HDC") subscribers; (ii) maintain key strategic relationships with our insurance distribution and underwriting carrier partners; (iii) prevent, monitor, and detect fraudulent activity; (iv) manage risks associated with disruptions, interruptions, outages or other issues with our technology platforms or our use of third-party services; (v) accelerate the adoption of our membership and marketplace products and services, as well as any new insurance programs and products we offer; (vi) enter into and successfully implement the proposed fronting arrangement with Markel; (vii) achieve the anticipated benefits of the proposed fronting arrangement with Markel; (viii) manage the cyclical nature of the insurance business, including through any periods of recession, economic downturn or inflation; (ix) address unexpected increases in the frequency or severity of claims, and (x) comply with the numerous laws and regulations applicable to our business, including state, federal and foreign laws relating to insurance and rate increases, privacy, the internet, and accounting matters.

The forward-looking statements herein represent the judgment of Hagerty as of the date of this release and Hagerty disclaims any intent or obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise. This press release should be read in conjunction with the information included in Hagerty's other press releases, reports and other filings with the Securities and Exchange Commission. Understanding the information contained in these filings is important in order to fully understand Hagerty’s reported financial results and its business outlook for future periods.

About Hagerty, Inc. (NYSE: HGTY)

Hagerty is an automotive enthusiast brand committed to saving driving and to fueling car culture for future generations. The company is a leading provider of specialty vehicle insurance, expert car valuation data and insights, live and digital car auction services, immersive events and automotive entertainment custom made for the 67 million Americans who self-describe as car enthusiasts. Hagerty also operates in Canada and the U.K. and is home to Hagerty Drivers Club, a community of over 900,000 who can’t get enough of cars. For more information, please visit www.hagerty.com or connect with us on Facebook, Instagram, Twitter and LinkedIn.

More information can be found at newsroom.hagerty.com.

Contact: Jay Koval, investor@hagerty.com
Hagerty Media Contact: Andrew Heller, aheller@hagerty.com

Category: Financial

Source: Hagerty

Hagerty, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended June 30,
	2025	2024	$ Change	% Change

REVENUE:	in thousands (except percentages and per share amounts)
Commission and fee revenue	$143,287	$128,816	$14,471	11.2%
Earned premium	177,785	157,612	20,173	12.8%
Membership, marketplace and other revenue	47,627	26,797	20,830	77.7%
Total revenue	368,699	313,225	55,474	17.7%
OPERATING EXPENSES:
Salaries and benefits	64,062	57,693	6,369	11.0%
Ceding commissions, net	82,938	73,446	9,492	12.9%
Losses and loss adjustment expenses	75,213	64,729	10,484	16.2%
Sales expense	67,380	47,990	19,390	40.4%
General and administrative expenses	22,574	21,373	1,201	5.6%
Depreciation and amortization	8,833	10,014	(1,181)	(11.8)%
Gain related to divestiture	—	(87)	87	N/M
Total operating expenses	321,000	275,158	45,842	16.7%
OPERATING INCOME	47,699	38,067	9,632	(25.3)%
Loss related to warrant liabilities, net	—	(1,941)	1,941	N/M
Interest and other income (expense), net	5,664	12,342	(6,678)	(54.1)%
INCOME BEFORE INCOME TAX EXPENSE	53,363	48,468	4,895	10.1%
Income tax expense	(6,161)	(5,811)	(350)	6.0%
NET INCOME	47,202	42,657	4,545	10.7%
Net income attributable to non-controlling interest	(36,229)	(32,279)	(3,950)	12.2%
Accretion of Series A Convertible Preferred Stock	(1,875)	(1,839)	(36)	2.0%
NET INCOME ATTRIBUTABLE TO CLASS A COMMON STOCKHOLDERS	$9,098	$8,539	$559	6.5%

Earnings per share of Class A Common Stock:
Basic	$0.09	$0.09
Diluted	$0.09	$0.09

Weighted average shares of Class A Common Stock outstanding:
Basic	90,698	85,687
Diluted	90,698	85,687

N/M = Not meaningful

Hagerty, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

	Six months ended June 30,
	2025	2024	$ Change	% Change

REVENUE:	in thousands (except percentages and per share amounts)
Commission and fee revenue	$243,574	$217,656	$25,918	11.9%
Earned premium	347,140	309,231	37,909	12.3%
Membership, marketplace and other revenue	97,578	58,046	39,532	68.1%
Total revenue	688,292	584,933	103,359	17.7%
OPERATING EXPENSES:
Salaries and benefits	123,165	113,809	9,356	8.2%
Ceding commissions, net	160,271	144,376	15,895	11.0%
Losses and loss adjustment expenses	146,343	127,085	19,258	15.2%
Sales expense	122,006	87,650	34,356	39.2%
General and administrative expenses	44,759	41,235	3,524	8.5%
Depreciation and amortization	18,321	20,574	(2,253)	(11.0)%
Gain related to divestiture	—	(87)	87	N/M
Total operating expenses	614,865	534,642	80,223	15.0%
OPERATING INCOME	73,427	50,291	23,136	46.0%
Loss related to warrant liabilities, net	—	(8,081)	8,081	N/M
Interest and other income (expense), net	12,718	19,586	(6,868)	(35.1)%
INCOME BEFORE INCOME TAX EXPENSE	86,145	61,796	24,349	39.4%
Income tax expense	(11,650)	(10,940)	(710)	6.5%
NET INCOME	74,495	50,856	23,639	46.5%
Net income attributable to non-controlling interest	(55,151)	(41,829)	(13,322)	31.8%
Accretion of Series A Convertible Preferred Stock	(3,750)	(3,677)	(73)	2.0%
NET INCOME ATTRIBUTABLE TO CLASS A COMMON STOCKHOLDERS	$15,594	$5,350	$10,244	191.5%

Earnings per share of Class A Common Stock:
Basic	$0.16	$0.06
Diluted	$0.16	$0.06

Weighted average shares of Class A Common Stock outstanding:
Basic	90,374	85,171
Diluted	91,247	86,072

N/M = Not meaningful

Hagerty, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

	June 30,	December 31,
	2025	2024

ASSETS	in thousands (except share amounts)
Current Assets:
Cash and cash equivalents	$140,300	$104,784
Restricted cash and cash equivalents	190,286	128,061
Investments	119,326	73,957
Accounts receivable	107,925	84,763
Premiums receivable	249,830	153,748
Commissions receivable	27,362	20,430
Notes receivable	83,478	45,417
Deferred acquisition costs, net	178,430	156,466
Other current assets	116,047	90,779
Total current assets	1,212,984	858,405
Investments	482,248	515,570
Notes receivable	17,931	11,555
Property and equipment, net	17,259	18,205
Lease right-of-use assets	42,549	44,485
Intangible assets, net	86,732	90,107
Goodwill	114,165	114,123
Other long-term assets	66,707	56,888
TOTAL ASSETS	$2,040,575	$1,709,338
LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$138,349	$73,383
Losses payable and provision for unpaid losses and loss adjustment expenses	259,050	266,878
Ceding commissions payable	113,080	77,389
Advance premiums and due to insurers	188,403	108,352
Unearned premiums	410,496	357,539
Contract liabilities	36,602	31,905
Total current liabilities	1,145,980	915,446
Long-term lease liabilities	40,903	43,178
Long-term debt, net	153,383	104,968
Deferred tax liability	21,857	18,065
Contract liabilities	14,334	15,334
Other long-term liabilities	3,267	4,178
TOTAL LIABILITIES	1,379,724	1,101,169
Commitments and Contingencies	—	—
TEMPORARY EQUITY [1]
Preferred stock, $0.0001 par value (20,000,000 shares authorized, 8,483,561 Series A Convertible Preferred Stock issued and outstanding as of June 30, 2025 and December 31, 2024)	82,813	84,663
STOCKHOLDERS' EQUITY
Class A Common Stock, $0.0001 par value (500,000,000 shares authorized, 90,715,648 and 90,032,391 issued and outstanding as of June 30, 2025 and December 31, 2024, respectively)	9	9
Class V Common Stock, $0.0001 par value (300,000,000 authorized, 251,033,906 shares issued and outstanding as of June 30, 2025 and December 31, 2024)	25	25
Additional paid-in capital	604,621	603,780
Accumulated earnings (deficit)	(432,634)	(451,978)
Accumulated other comprehensive income (loss)	262	(1,514)
Total stockholders' equity	172,283	150,322
Non-controlling interest	405,755	373,184
Total equity	578,038	523,506
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$2,040,575	$1,709,338

1 The Series A Convertible Preferred Stock is recorded within Temporary Equity because it has equity conversion and cash redemption features.

Hagerty, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six months ended June 30,
	2025	2024

OPERATING ACTIVITIES:	in thousands
Net income	$74,495	$50,856
Adjustments to reconcile net income to net cash from operating activities:
Loss on disposals of equipment, software and other assets	1,211	—
Loss related to warrant liabilities, net	—	8,081
Increase (decrease) in tax receivable agreement liability	3,078	—
Depreciation and amortization	18,321	20,574
Provision for deferred taxes	2,061	1,984
Share-based compensation expense	9,538	8,926
Non-cash lease expense	4,226	4,038
Realized (gain) loss on investments, net	(879)	(548)
(Accretion) amortization of discount and premium, net	(2,316)	(769)
Other	355	1,312
Changes in operating assets and liabilities:
Accounts, premiums and commissions receivable	(148,883)	(39,306)
Deferred acquisition costs, net	(21,964)	(17,670)
Losses payable and provision for unpaid losses and loss adjustment expenses	(7,828)	19,037
Ceding commissions payable	35,691	(7,639)
Advance premiums and due to insurers	78,846	75,869
Unearned premiums	52,957	45,234
Operating lease assets and liabilities	(4,534)	(4,531)
Other assets and liabilities, net	3,339	(43,193)
Net Cash Provided by Operating Activities	97,714	122,255
INVESTING ACTIVITIES:
Capital expenditures	(11,549)	(11,936)
Acquisitions, net of cash acquired, and other investments	—	(3,843)
Issuance of notes receivable	(26,617)	(32,136)
Collection of notes receivable	8,091	19,354
Purchases of fixed maturity securities	(98,455)	(455,766)
Proceeds from sales of fixed maturity securities	21,341	7,570
Proceeds from maturities of fixed maturity securities	75,470	5,596
Purchases of equity securities	(347)	(9,407)
Proceeds from sales of equity securities	378	—
Other investing activities	(151)	631
Net Cash Used in Investing Activities	(31,839)	(479,937)
FINANCING ACTIVITIES:
Payments on long-term debt	(124,493)	(60,757)
Proceeds from long-term debt, net of issuance costs	192,339	25,482
Distributions paid to non-controlling interest unit holders	(30,380)	(5,320)
Payment of Series A Convertible Preferred Stock dividends	(5,600)	(5,600)
Funding of TRA liability payments	(223)	—
Funding of employee tax obligations upon vesting of share-based payments	(2,452)	(4,588)
Other financing activities	289	—
Net Cash Provided by (Used in) Financing Activities	29,480	(50,783)
Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	2,386	(289)

Change in cash and cash equivalents and restricted cash and cash equivalents	97,741	(408,754)
Beginning cash and cash equivalents and restricted cash and cash equivalents	232,845	724,276
Ending cash and cash equivalents and restricted cash and cash equivalents	$330,586	$315,522

Hagerty, Inc.
Key Performance Indicators and Certain Non-GAAP Financial Measures

Key Performance Indicators

The tables below present a summary of our Key Performance Indicators, which include important operational metrics, as well as certain financial measures prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and non-GAAP financial measures. We use these Key Performance Indicators to evaluate our business, measure our performance, identify trends against planned initiatives, prepare financial projections, and make strategic decisions. We believe these Key Performance Indicators are useful in evaluating our performance when read together with our Condensed Consolidated Financial Statements prepared in accordance with GAAP.

	Three months ended June 30,
	2025	2024	Change

Operational Metrics	dollars in thousands (except per share amounts)
Total Written Premium	$355,985	$321,173	$34,812	10.8%
Hagerty Re Loss Ratio	42.3%	41.1%	1.2%	N/M
Hagerty Re Combined Ratio	89.6%	88.1%	1.5%	N/M
New Business Count — Insurance	87,872	89,049	(1,177)	(1.3)%

GAAP Financial Measures
Total Revenue	$368,699	$313,225	$55,474	17.7%
Operating Income	$47,699	$38,067	$9,632	25.3%
Net Income	$47,202	$42,657	$4,545	10.7%
Basic Earnings Per Share	$0.09	$0.09	$—	—%
Diluted Earnings Per Share	$0.09	$0.09	$—	—%

Non-GAAP Financial Measures
Adjusted EBITDA	$63,744	$53,113	$10,631	20.0%
Adjusted Earnings Per Share	$0.13	$0.12	$0.01	—%

	Six months ended June 30,
	2025	2024	Change

Operational Metrics	dollars in thousands (except per share amounts)
Total Written Premium	$600,312	$539,459	$60,853	11.3%
Hagerty Re Loss Ratio	42.2%	41.1%	1.1%	N/M
Hagerty Re Combined Ratio	89.1%	88.3%	0.8%	N/M
New Business Count — Insurance	143,181	148,335	(5,154)	(3.5)%

GAAP Financial Measures
Total Revenue	$688,292	$584,933	$103,359	17.7%
Operating Income	$73,427	$50,291	$23,136	46.0%
Net Income	$74,495	$50,856	$23,639	46.5%
Basic Earnings Per Share	$0.16	$0.06	$0.10	166.7%
Diluted Earnings Per Share	$0.16	$0.06	$0.10	166.7%

Non-GAAP Financial Measures
Adjusted EBITDA	$103,352	$80,440	$22,912	28.5%
Adjusted Earnings Per Share	$0.21	$0.16	$0.05	—%

N/M = Not meaningful

	June 30,	December 31,
	2025	2024	Change

Operational Metrics
Policies in Force	1,559,798	1,506,451	53,347	3.5%
Policies in Force Retention	88.7%	89.0%	(0.3)%	N/M
Vehicles in Force	2,664,611	2,576,700	87,911	3.4%
HDC Paid Member Count	907,963	875,822	32,141	3.7%
Net Promoter Score (NPS)	82	82	—	—%

N/M = Not meaningful

Non-GAAP Financial Measures

Adjusted EBITDA

We define Adjusted EBITDA as consolidated Net income, excluding net interest and other income (expense), income tax expense, and depreciation and amortization, further adjusted to exclude (i) net gains and losses related to our warrant liabilities prior to the warrant exchange transaction that closed in July 2024 (the "Warrant Exchange"); (ii) share-based compensation expense; and when applicable, (iii) restructuring, impairment and related charges; (iv) gains, losses and impairments related to divestitures; and (v) certain other unusual items.

We present Adjusted EBITDA because we consider it to be an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. We use Adjusted EBITDA as a measure of the operating performance of our business on a consistent basis, as it removes the impact of items not directly resulting from our core operations.

By providing this non-GAAP financial measure, together with a reconciliation to Net income, which is the most comparable GAAP measure, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. However, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for Net income or other financial statement data presented in our Condensed Consolidated Financial Statements as indicators of financial performance. Our definition of Adjusted EBITDA may be different than similarly titled measures used by other companies in our industry, which could reduce the usefulness of this non-GAAP financial measure when comparing our performance to that of other companies.

The following table reconciles Adjusted EBITDA to the most directly comparable GAAP measure, which is Net income:

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024

	in thousands
Net income	$47,202	$42,657	$74,495	$50,856
Interest and other (income) expense, net [1,2]	(5,664)	(12,342)	(12,718)	(19,586)
Income tax expense	6,161	5,811	11,650	10,940
Depreciation and amortization	8,833	10,014	18,321	20,574
EBITDA	56,532	46,140	91,748	62,784
Loss related to warrant liabilities, net	—	1,941	—	8,081
Share-based compensation expense	5,146	4,383	9,538	8,926
Gain related to divestiture	—	(87)	—	(87)
Other unusual items [3]	2,066	736	2,066	736
Adjusted EBITDA	$63,744	$53,113	$103,352	$80,440

1    Excludes interest expense related to the BAC Credit Facility, which is recorded within "Sales expense" in the Condensed Consolidated Statements of Operations.
2    Includes interest income and net investment income related to our investment portfolio.
3    Other unusual items includes certain legal settlement expenses, certain professional fees, and certain material severance expenses for the three and six months ended June 30, 2025 and professional fees associated with the Warrant Exchange for the three and six months ended June 30, 2024.

The following table reconciles Adjusted EBITDA for the year ended December 31, 2025 Outlook to the most directly comparable GAAP measure, which is Net income:

	2025 Low	2025 High

	in thousands
Net income	$112,000	$120,000
Interest and other (income) expense, net [1,2]	(32,000)	(32,000)
Income tax expense	23,000	25,000
Depreciation and amortization	39,000	39,000
Share-based compensation expense	20,000	20,000
Adjusted EBITDA	$162,000	$172,000

1    Excludes interest expense related to the BAC Credit Facility, which is recorded within "Sales expense" in the Condensed Consolidated Statements of Operations.
2    Includes interest income and net investment income related to our investment portfolio.

Adjusted EPS

We define Adjusted Earnings Per Share ("Adjusted EPS") as consolidated Net income, excluding net gains and losses related to our warrant liabilities prior to the Warrant Exchange, divided by our outstanding and total potentially dilutive securities, which includes (i) the weighted average issued and outstanding shares of Class A Common Stock; (ii) all issued and outstanding non-controlling interest units of THG; (iii) all issued and outstanding shares of our Series A Convertible Preferred Stock on an as-converted basis; (iv) all unissued share-based compensation awards; and (v) all unexercised warrants outstanding prior to the Warrant Exchange.

The most directly comparable GAAP measure to Adjusted EPS is basic earnings per share ("Basic EPS"), which is calculated as Net income available to Class A Common Stockholders divided by the weighted average number of Class A Common Stock shares outstanding during the period.

We present Adjusted EPS because we consider it to be an important supplemental measure of our operating performance and believe it is used by securities analysts, investors and other interested parties in evaluating the consolidated performance of other companies in our industry. We also believe that Adjusted EPS, which compares our consolidated Net income with our outstanding and potentially dilutive shares, provides useful information to investors regarding our performance on a fully consolidated and fully diluted basis.

Management uses Adjusted EPS (i) as a measurement of operating performance of our business on a fully consolidated and fully diluted basis; (ii) to evaluate the performance and effectiveness of our operational strategies; and (iii) as a preferred predictor of core operating performance, comparisons to prior periods and competitive positioning.

We caution investors that Adjusted EPS is not a recognized measure under GAAP and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, including Basic EPS, and that Adjusted EPS, as we define it, may be defined or calculated differently by other companies. In addition, Adjusted EPS has limitations as an analytical tool and should not be considered as a measure of profit or loss per share.

The following table reconciles Adjusted EPS to the most directly comparable GAAP measure, which is Basic EPS:

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024

	in thousands (except per share amounts)
Numerator:
Net income available to Class A Common Stockholders [1]	$8,465	$7,912	$14,505	$4,955
Accretion of Series A Convertible Preferred Stock	1,875	1,839	3,750	3,677
Undistributed earnings allocated to Series A Convertible Preferred Stock	633	627	1,089	395
Net income attributable to non-controlling interest	36,229	32,279	55,151	41,829
Consolidated net income	47,202	42,657	74,495	50,856
Loss related to warrant liabilities, net	—	1,941	—	8,081
Adjusted consolidated net income [2]	$47,202	$44,598	$74,495	$58,937

Denominator:
Weighted average shares of Class A Common Stock outstanding [1]	90,698	85,687	90,374	85,171
Total potentially dilutive securities outstanding:
Non-controlling interest THG units	255,100	255,368	255,100	255,368
Series A Convertible Preferred Stock, on an as-converted basis	6,785	6,785	6,785	6,785
Total unissued share-based compensation awards	8,712	8,228	8,712	8,228
Total warrants outstanding	—	3,876	—	3,876
Potentially dilutive shares outstanding	270,597	274,257	270,597	274,257
Fully dilutive shares outstanding [2]	361,295	359,944	360,971	359,428

Basic EPS [1]	$0.09	$0.09	$0.16	$0.06

Adjusted EPS [2]	$0.13	$0.12	$0.21	$0.16

1    Numerator and Denominator of the GAAP measure Basic EPS
2    Numerator and Denominator of the non-GAAP measure Adjusted EPS
3    For the three and six months ended June 30, 2024, the dilutive impact of the outstanding warrants included in the calculation of Adjusted EPS represents the number of Class A Common Stock shares issued in relation to the Warrant Exchange.